EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is entered into as of December 27, 2006, between Migo Software, Inc., a Delaware corporation with offices at 555 Twin Dolphin Drive, Suite 650, Redwood City, California, 94065 (the “Company”), and the persons whose names and addresses are set forth on the signature page hereof (the “Holders”).

W I T  N E  S S E  TH :

WHEREAS, the Company has issued shares of the common stock, $.0001 per share of the Company (the “Common Stock”) to StompSoft, Inc. (“StompSoft”) and to GCMI, Securities, Inc. in connection with the purchase by the Company of substantially all of the assets and business of StompSoft pursuant to the terms of an Asset Purchase Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, the Company has agreed to provide to the Holders certain registration rights as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement, the Notes and this Agreement, the Company and each Holder agrees as follows:

1.  Certain Definitions. Unless defined herein, capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

“Closing Date” shall have the meaning ascribed to it in the Purchase Agreement.

“Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Holder” and “Holders” shall include the persons set forth on the signature page hereof and any permitted transferee or transferees of Registrable Securities (as defined below) and the Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean: (i) the Common Stock or other securities issued or issuable to each Holder or its permitted transferee or designee under the Purchase Agreement, (ii) securities issued or issuable upon any stock split, stock dividend, merger, reverse merger, recapitalization or similar event with respect to the foregoing; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses; provided that all such shares shall cease to be Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold pursuant to Rule 144(k).

“Registration Expenses” shall mean all expenses, exclusive of underwriting discounts and commissions, to be incurred in connection with each Holder’s registration rights under this Agreement not included in Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) and the reasonable out-of-pocket fees and disbursements of one counsel for the selling Holders selected by them shall be borne by the Company.

“Registration Statement” shall have the meaning set forth in Section 2(a) herein.

“Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

“Securities Act” or “Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

2.  Registration Requirements. The Company shall use its best efforts to effect as soon as practical the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) within the five (5) month period after the Closing Date as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder. Such best efforts by the Company shall include, without limitation, the following:

(a)    The Company shall, as expeditiously as possible:

(i)  Prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form SB-2 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into an SB-2 as soon as Form SB-2 becomes available to the Company) covering resales by the Holders as selling stockholders (not underwriters) of the Registrable Securities (“Registration Statement”), The Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective as soon as practicable. Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date.

(ii)  Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

(iii)  As soon as practicable after the effectiveness of the Registration Statement or the filing date of any amendments or supplements, as the case may be, furnish, by email to the respective email addresses set forth on the signature pages hereto, to each Holder that has Common Shares included in the Registration Statement such numbers of copies of a current prospectus conforming with the requirements of the Securities Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

(iv)  Register and qualify the securities covered by such Registration Statement under the securities or “Blue Sky” laws of all domestic jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v)  Notify promptly each Holder that has Registrable Securities included in the Registration Statement of the happening of any event (but not the substance or details of any such event) of which the Company has knowledge as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (each an “Event”), and use its best efforts to promptly update and/or correct such prospectus. Each Holder will hold in confidence and will not make any disclosure of any such Event and any related information disclosed by the Company except to Holder’s financial and legal advisors.

(vi)  Notify each Holder of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the threat or initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(vii)  List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the Over The Counter Bulletin Board (the “OTCBB”), if any, or any other exchange or market where the Common Shares are traded.

(viii)  Take all steps reasonably necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

(ix)        Permit a Holder, if such Holder reasonably believes it might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement.

(x)         In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable efforts promptly to obtain the withdrawal of such order.

(xi)        Furnish to the underwriters, if such securities are being sold through underwriters, at the request of such underwriters, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a comfort letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed solely to the underwriters, which letter specifies the parties entitled to rely thereon.

(b)    Notwithstanding the obligations under Section 2(a)(v) or any provision of this Agreement, if (i) in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a material adverse effect upon the Company and its stockholders, or (ii) in the good faith judgment of the Company, it would adversely affect or require premature disclosure of the filing of a Company-initiated registration of any class of its equity securities, then the Company will have the right to suspend the use of the Registration Statement for two periods of not more than 30 calendar days each in any 12 month period, but only if the Company reasonably concludes, after consultation with outside legal counsel, that the failure to suspend the use of the Registration Statement as such would create a material liability or violation under applicable securities laws or regulations.

(c)    If at any time subsequent to the date such Registration Statement is declared effective, the number of shares of Common Stock registered for resale pursuant to the Registration Agreement is not equal to at least 100% of the Registrable Securities, the Company shall amend the Registration Statement to add such additional securities. In the event that the Company is unable under the securities laws to add such additional securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to cause any such additional Registration Statement, when filed, to become effective as soon as practicable after that date that the need to file the Registration Statement arose.

(d)    If at any time during the term of this Agreement, the registration statement described in Section 2(a) is not effective with respect to some or all of the Registrable Securities, each Holder shall have the following “piggyback” registration rights, which rights shall be pari passu to “piggyback” registration rights or similar rights provided under any other registration rights agreements binding on the Company. If the Company at any time following the Closing Date proposes for any reason to register Common Stock under the Securities Act (other than registrations relating to employee benefit plans, business combinations or other registrations on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to each Holder of its intention to so register such equity securities and, upon the written request, given within 20 calendar days after delivery of such notice by the Company, of such Holder to include in such registration Registrable Securities held by such Holder (which request shall specify the number of Registrable Shares proposed to be included in such registration by such Holder and shall state the intended method of disposition of such Registrable Securities by such Holder), the Company shall use its best efforts to cause all such Registrable Securities to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that the Company shall have the right to delay such a registration under customary circumstances for a period not in excess of 90 calendar days in any twelve month period and if the managing underwriter advises the Company in writing that the inclusion of all Registrable Securities proposed to be included in such registration would interfere materially with the successful marketing (including pricing) of primary shares (the “Primary Shares”) proposed to be registered by the Company, then the number of Primary Shares and Registrable Securities proposed to be included in such registration shall be included in the following order:

(i)       first, the Primary Shares to be sold by the Company; and

(ii)      second, the Registrable Securities requested to be included in such registration pursuant to this Section 2(d) on a pari passu basis with the securities of other holders with “piggyback” registration rights;

provided, that in the case of any such underwritten offering of Common Shares by the Company that is in satisfaction of a demand registration pursuant to Section 2(e), the order for inclusion of Primary Shares and Registrable Securities shall be as set forth in that section.

(e)    If at any time during the period beginning 180 calendar days after the Closing Date and ending two years after the Closing Date, the registration statement described in Section 2(a) is not effective with respect to some or all of the Registrable Securities, Holders who collectively hold more than $500,000 in value of the Registrable Securities shall have the following demand registration rights. If the Company shall be requested in writing by an eligible Holder, or eligible Holders, to effect a registration on Form S-1, or on Form SB-2 if the Company is so eligible, under the Securities Act of Registrable Securities, then the Company shall promptly use its best efforts to effect such registration under the Securities Act of such Registrable Securities which the Company has been so requested to register in the manner described in Section 2(a); provided, however, that the Company shall not be obligated to effect any registration under this Section 2(e) except in accordance with the following provisions:

(i)          The Company shall not be obligated to file and cause to become effective (x) more than two registration statements on Form S-1 or Form SB-2 with respect to Registrable Securities initiated by the Holders pursuant to this Section 2(e); (y) any registration statement covering less than $500,000 in value of Registrable Securities; or (z) any registration statement during any period in which any other registration statement pursuant to which Common Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 60 calendar days;

(ii)         The Company may delay the filing or effectiveness of any registration statement for a period of up to 60 calendar days after the date of a request for registration pursuant to this Section 2(e) if the Company determines in good faith that (A) it is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization or other material transaction by or of the Company or concerning pending or threatened litigation and (B) disclosure of such information would jeopardize any such transaction or litigation or otherwise materially harm the Company; provided, however, that the Company may not exercise such deferral right more than twice in any twelve month-period.

(f) At such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Holders shall have the right to request in writing registrations on Form S-3 or such successor form of Registrable Shares held by the Holders in the manner described in Section 2(a), which request or requests shall (i) specify the number of Registrable Shares held by the requesting Holders intended to be sold or disposed of, (ii) state the intended method of disposition of such Registrable Shares held by the Holders and (iii) relate to Registrable Shares having an anticipated aggregate offering price of at least $500,000. A requested registration on Form S-3 or any such successor form in compliance with Section 4 shall not count as a registration statement initiated pursuant to Section 2(e) but shall otherwise be treated as a registration statement initiated pursuant to, and shall, except as otherwise expressly provided in Section 4, be subject to Section 2. In no event will any Holder be entitled to demand any registration on Form S-3 if the registration would require filing under Blue Sky or similar state securities laws in any jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process to effect such registration and filing.

3.      Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

(a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144 so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

4.  Expenses of Registration. All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

5.  Registration on Form SB-2. The Company shall use its best efforts to continue to meet the “registrant eligibility” requirements for a secondary offering set forth in the general instructions to Form SB-2 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, provided that if such other form is used, the Company shall convert such other form to a Form SB-2 as soon as the Company becomes so eligible.

6.  Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective and current until the earlier of (a) the date on which all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, if earlier until such Registrable Securities may be sold by the Holders under Rule 144(k) (provided that the Company’s transfer agent has accepted an instruction from the Company to such effect, which instruction shall not be unreasonably withheld or delayed or conditioned by the Company) or (b) the third (3rd) anniversary of the Closing Date (“3rd Anniversary Date”); provided, however, that the 3rd Anniversary Date may be extended for such longer periods of time as requested from time to time by Holders holding at least $500,000 of value of common stock of the Company and provided all of the Holders shall be required (on a pro rata basis) to share the Incremental Expense of keeping such registration effective and current. For these purposes, “Incremental Expenses” means the reasonable out of pocket expenses that the Company must incur solely for the purposes of maintaining the effectiveness of the registration statement for the benefit of the Holders beyond the 3rd Anniversary Date and provided that such expenses would not: (i) otherwise be incurred, or (ii) otherwise satisfy the needs or requirements of the Company.

7.  Indemnification.

(a)     Company Indemnity. The Company will indemnify each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, for any reasonable legal fees of a single counsel and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter (if any) therefor and stated to be specifically for use therein, (ii) any failure by any Holder to comply with prospectus delivery requirements or the Securities Act or Exchange Act or any other law or legal requirement applicable to them or any covenant or agreement contained in the Purchase Agreement or this Agreement or (iii) an offer of sale of Common Shares occurring during a period in which sales under the Registration Statement are suspended as permitted by this Agreement. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b)    Holder Indemnity. Each Holder will, severally but not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and partners, and any other stockholder selling securities pursuant to the Registration Statement and any of its directors, officers, agents, partners, and any person who controls such stockholder within the meaning of the Securities Act or Exchange Act and each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact made by Holder and contained in any such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any reasonable legal fees or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)    Procedure. Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

8.      Contribution. If the indemnification provided for in Section 7 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder(s) on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder(s) in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder(s) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder(s).

In no event shall the obligation of any Indemnifying Party to contribute under this Section 8 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Holder shall be required to contribute any amount in excess of the amount by which in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.     Survival. The indemnity and contribution agreements contained in Sections 7 and 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement, and (ii) the consummation of the sale or successive resales of the Registrable Securities.

10.   Information by Holders. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Holder, such Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least five business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder whether or not such Holder has elected to have any of its Registrable Securities included in the Registration Statement.

11.    Further Assurances. Each Holder will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s irrevocable election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

12.   Suspension of Sales. Upon receipt of any notice from the Company under Section 2(a)(v) or 2(b), each Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Sections 2(a)(v) or (ii) the Company advises the Holder that a suspension of sales under Section 2(b) has terminated. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) or destroy all copies in the Holder’s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

13.    Replacement Certificates. The certificate(s) representing the Registrable Securities held by a Holder may be exchanged by such Holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares, as reasonably requested by such Holder upon surrendering the same. No service charge will be made for such registration or transfer or exchange. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Note or certificates for the underlying Common Shares of any of the foregoing, and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or upon surrender and cancellation of such certificate if mutilated, the Company will make and deliver a new Note or certificate of like tenor and dated as of such cancellation at no charge to the holder.

14.    Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to each Holder by the Company under this Agreement to cause the Company to register Registrable Securities, and all other rights granted to any Holder by the Company hereunder, may be transferred or assigned (in whole or in part) by such Holder to (i) any partner or retired partner of such Holder, if such Holder is a partnership, (ii) any family member of such Holder or trust for the benefit thereof or of such Holder; or (iii) any transferee from such Holder of at least 100,000 shares of Registrable Securities; provided in each case that (i) the Company is given written notice by the Holder at the time of or within a reasonable time after such transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement, (ii) such transfer or assignment is not made under the Registration Statement or Rule 144, and (iii) the transferee has provided to the Company an investor questionnaire (or equivalent document) evidencing that the transferee is a “qualified institutional buyer” or an “accredited investor” defined in Rule 501(a)(1),(2),(3), or (7) of Regulation D.

15.    Miscellaneous.

(a)     Remedies. The Company and each Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)     Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

to the Company:

Migo Software, Inc.

Migo Software, Inc.
555 Twin Dolphin Drive, Suite 650
Redwood City, California, 94065
Attn: Richard Liebman, CFO
Facsimile: [____________]

with a copy to:

Ellis Funk, P.C.
3490 Piedmont Road, Suite 400
Atlanta, Georgia 30305
Attn: Robert Goldberg, Esq.
Facsimile: (404) 233-2188

If to the Holder, to the respective addresses set forth on Schedule I hereto,

with a copy to:

Attention:
Facsimile:

Any party hereto may from time to time change its address for notices by giving at least five calendar days’ written notice of such changed address to the other parties hereto.

(c)     Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Holder contained herein shall survive the Closing.

(d)   Execution in Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(e)    Signatures. Facsimile signatures shall be valid and binding on each party submitting the same.

(f)     Entire Agreement; Amendment. This Agreement, together with the Purchase Agreement, the Notes and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties. This Agreement may not be amended, modified or terminated except by a written agreement signed by the Company and the Holder hereunder. Any such amendment, modification or termination shall be binding upon the Company and the Holder.

(g)    Governing Law. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed entirely within such state.

(h)            Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(i)     Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(j)     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(k)     Authority . Each of the parties hereto represents to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action and no such further action is required, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

[signatures on following page]

[Signature page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

MIGO SOFTWARE, INC.

By:

COUNTERPART SIGNATURE PAGE
TO REGISTRATION RIGHTS AGREEMENT,
DATED DECEMBER ___, 2006,
AMONG MIGO SOFTWARE, INC. AND
THE “HOLDERS” IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Registration Rights Agreement to which this Signature Page is attached, which, together with all counterparts of the Registration Rights Agreement and Signature Pages of the Company and any other “Holders” under the Registration Rights Agreement, shall constitute one and the same document in accordance with the terms of the Registration Rights Agreement.

HOLDER: __________________________________________________

By:
Name:
Title:

Address: _______________________________________________

Telephone:______________________________________________

Telecopier:______________________________________________

Email Address:___________________________________________